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                                                                      EXHIBIT 11

                              SMARTIRE SYSTEMS INC.
                          COMPUTATION OF LOSS PER SHARE



                                            Quarter Ended         Quarter Ended
                                            Oct. 31, 1999         Oct. 31, 1998
                                            -----------------------------------
($000's except per share data)
Net loss                                            (1,995)             $(1,809)
                                                ==========            =========

Weighted average number
of common shares                                11,209,530            9,426,028
                                                ==========            =========

Basic loss per share                                $(0.18)              $(.019)
                                                ==========            =========

The stock options and warrants outstanding are anti-dilutive. Accordingly, diluted loss per share does not differ from basic loss per share for the years presented herein.